OPTION AGREEMENT PURSUANT TO
THE LONE STAR INDUSTRIES, INC.
MANAGEMENT STOCK OPTION PLAN


           AGREEMENT, dated as of June 8, 1994 by
and between
  Lone Star Industries, Inc.  (the "Company") and
John J. Martin (the
"Participant")

                                      Preliminary
Statement

            The  Compensation  and  Stock  Option
Committee of the Board of Directors
  (the "Board") of the Company (the "Committee"),
pursuant to the Company's Management
Stock  Option Plan, annexed hereto as  Exhibit  A
(the "Plan"), granted on June 8, 1994 to the
Participant,  as an Employee (as defined  in  the
Plan), stock options (the "Options") to
purchase  the  number of shares of the  Company's
common stock, par value $1.00 per share
(the  "Common  Stock"), set  forth  below.   This
Agreement sets forth the terms of the Options.

           Accordingly, the parties hereto  agree
as follows:

           1.   Grant of Options.  Subject in all
respects to the Plan and the terms
     and conditions set forth herein and therein, the Participant is hereby granted 25,000 Options to purchase from the Company up to 25,000 shares of Common Stock, at a price per share of $15.375
(the "Option Price").

           2.    Tax Matters.  19,512 Options  to
acquire 19,512 shares of Common Stock
granted hereby are intended to qualify as and are hereby designated as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of
1986, as amended (the "Code"). 5,488 Options to acquire 5,488 shares of Common Stock are intended to qualify as and are hereby designated as
"Non-Qualified Stock Options" within the meaning of Section 1.83-7 of the Income Tax Regulations promulgated under the Code.

            3.     Vesting.   The   Options   are
exercisable in installments as provided below, which shall be cumulative. To the extent that Options have become exercisable with respect to a number of shares as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options as provided herein. The following table indicates each date (the "Vesting Date") upon which the Participant shall be entitled to exercise Incentive Stock Options and Non-Qualified Stock Options with respect to the number of Shares indicated beside that date:





Vesting Date                            Number of
Shares



Incentive Stock          Non-Qualified

Options             Stock Options

July 1, 1994                        6,504
January 1, 1995                         6,504
January  1,  1996                           6,504
5,488



           Upon  the  occurrence of a  Change  of
Control (as hereinafter defined),
all  Options shall immediately become exercisable
with respect to all shares of Common
Stock  subject thereto regardless of whether  the
Option has vested with respect to such shares.
For  purposes  of  this  Agreement,  "Change   of
Control" means the occurrence of any of the following events:

            (i)        Any  acquisition  by   any
individual, entity or group
  (within  the  meaning of  Section  13(d)(3)  or
14(d)(2) of the Securities Exchange Act of 1934
(the "Exhchange Act")) (a "Person") of beneficial
ownership (within the meaning of Rule
13d-3  promulgated  under the  Exchange  Act)  of
shares of Common Stock and/or Outstanding
Company  Voting  Securities  (as  defined  below)
after which acquisition such individual,
entity,  or  group  is  the beneficial  owner  of
twenty  percent (20%) or more of either  (1)  the
then
outstanding  shares of Common Stock  or  (2)  the
combined voting power of the then
outstanding  voting  securities  of  the  Company
entitled to vote generally in the election of
directors   (the   "Outstanding  Company   Voting
Securities"); excluding, however, the following:
(1)  any  acquisition  by the  Company,  (2)  any
acquisition  by  an  employee  benefit  plan  (or
related
trust) sponsored or maintained by the Company  or
(3) any acquisition by any corporation
pursuant    to    a    reorganization,    merger,
consolidation  or similar corporate   transaction
(in each
case, a "Corporate Transaction"), if, pursuant to
such Corporate Transaction, the conditions
described  in  clauses  (1),  (2)  and  (3)    of
paragraph  (iii) of this Section 3 are satisfied;
or

           (ii)       A change in the composition
of the Board such that the
  individuals who, as of July 1, 1994, comprise a
class of directors of the Board  (the members of
each  class of directors of the Board as of  July
1, 1994 shall be hereinafter referred to as an
"Incumbent Class" and the members of all  of  the
Incumbent Classes shall be hereinafter
collectively   referred  to  as  the   "Incumbent
Board")  cease  for any reason to  constitute  at
least a
majority  of  the  class; provided  however,  for
purposes  of this subsection that any  individual
who
becomes a member of an Incumbent Class subsequent
to July 1, 1994 whose election, or nomination
for  election by the Company's stockholders,  was
approved in advance or contemporaneously with
such election by a vote of at least a majority of
those   individuals  who  are  members   of   the
Incumbent
Board and a majority of those individuals who are members of such Incumbent Class (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in
Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened soliciation of proxies or consents by or on behalf of a Person other than the Board or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Class; or

           (iii)           The  approval  by  the
stockholders of the Company of  a
Corporate Transaction or, if consummation of such
Corporate Transaction is subject, at
the time of such an approval by stockhodlers,  to
the consent of any government or governmental
agency,  the  obtaining of such  consent  (either
explicitly  or  implicitly); excluding,  however,
such
a Corporate Transaction pursuant to which (1) all
or substantially all of the individuals and
entities   who   are   the   beneficial   owners,
respectively, of the outstanding shares of Common
Stock
and   Outstanding   Company   Voting   Securities
immediately prior to such Corporate Transaction
will  beneficially own, directly  or  indirectly,
more  than eighty percent (80%) of, respectively,
the  outstanding shares of common  stock  of  the
corporation   resulting   from   such   Corporate
Transaction
and  the combined voting power of the outstanding
voting securities of such corporation entitled to
vote generally in the election of directors,  (2)
no Person (other than the Company, any employee
benefit  plan (or related trust) of the  Company,
any  employee benefit plan (or related trust)  of
the
Company  or the corporation resulting  from  such
Corporate Transaction and any Person beneficially
owning,   immediately  prior  to  such  Corporate
Transaction,   directly  or  indirectly,   twenty
percent
(20%)  or  more of, respectively, the outstanding
shares of Common Stock or Outstanding Company
Voting  Securities,  as the  case  may  be)  will
beneficially own, directly or indirectly,  twenty
percent
(20%)  or more of, respectively,  the outstanding
shares   of   common  stock  of  the  corporation
resulting
from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or

            (iv)        The   approval   of   the
stockholders of the Company of (1)
a  complete  liquidation or  dissolution  of  the
Company  or (2) the sale or other disposition  of
all or
substantially all of the assets of  the  Company;
excluding,   however,  such  a  sale   or   other
disposition
to a corporation, with respect to which following
such  sale  or other disposition, (A)  more  than
eighty
percent   (80%)   of,  respectively,   the   then
outstanding  shares  of  common  stock  of   such
corporation
and   the  combined  voting  power  of  the  then
outstanding voting securities of such corporation
entitled  to  vote generally in the  election  of
directors   will  be  then  beneficially   owned,
directly or
indirectly, by all or substantially  all  of  the
individuals and entities who were the  beneficial
owners,
respectively, of the outstanding shares of Common
Stock and Outstanding Company Voting
Securities  immediately prior  to  such  sale  or
other disposition, (B) no Person (other than  the
Company
and  any employee benefit plan (or related trust)
of the Company or such corporation and any Person
beneficially  owning, immediately prior  to  such
sale   or   other   disposition,   directly    or
indirectly,
twenty  percent (20%) or more of the  outstanding
shares of Common Stock or Outstanding Company
Voting  Securities,  as the  case  may  be)  will
beneficially own, directly or indirectly,  twenty
percent
(20%)   or   more  of,  respectively,  the   then
outstanding  shares  of  common  stock  of   such
corporation and
the combined voting power of the then outstanding
voting securities of such corporation entitled to
vote
generally  in the election of directors  and  (C)
individuals  who  were members of  the  Incumbent
Board
will  constitute  at  least  a  majority  of  the
members  of  the  board  of  directors  of   such
corporation.

          4.   Method of Exercise. Options may be
exercised in whole or
  in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased and whether such exercise is of Incentive Stock
Options or of Non-Qualified Stock Options, or what combination of Incentive Stock Options and Non-Qualified Stock Options are being exercised.
Such notice shall be accompanied by payment in full of the Option Price (i) in cash, by certified check or money order, or (ii) in the form of shares of Common Stock owned by the Participant
(and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the shares on the date of exercise as determined by the Committee or (iii) in such other form, or pursuant to such other arrangement for the satisfaction of the Option
Price, as the Committee may accept. For purposes of this Agreement, "Fair Market Value" shall mean the average of the high and low prices of a share of
Common Stock in New York Stock Exchange composite market transactions, as reported by the Wall
Street Journal, or if the Common Stock shall not have been reported on such date, on the first day prior thereto on which the Common Stock was reported.
No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

            5.     Restriction  on  Transfer   of
Options.  Except as otherwise provided  herein,
the  Options  granted hereby are not transferable
otherwise  than  by will or under the  applicable
laws
of descent and distribution.  Non-Qualified Stock
Options may be transferred (i) pursuant to a
qualified domestic relations order as defined  in
the Code or Title I of the Employee Retirement
Income  Security Act, or the rules thereunder  of
(ii) to the Participant's immediate family (i.e.,
the   Employee's   children,  grandchildren   and
spouse), or to one or more trusts for the benefit
of
such immediate family members, or partnerships in
which such family members are the only
partners,  provided that such transfer  shall  be
permitted only if the Partcipant does not receive
any  consideration for such transfer and  written
notice  of such proposed transfer and the details
thereof
shall  have been furnished to the Committee  (any
Options transferred pursuant to this cluase shall
continue  to  be  subject to the same  terms  and
conditions that were applicable to such Options
immediately  prior to the transfer and  a  holder
thereof   shall  be  treated  as  a   Participant
hereunder).
During the lifetime of the Participant, Options may be exercised only by the Participant or the Participant's guardian or legal representative.
In addition, except to the extent permitted by this
Agreement, the Options shall not be assigned, negotiated, pledged or hypothecated in any way
(whether by operation of law or otherwise), and the Options shall not be subject to execution, attachment or similar process. Except to the extent permitted by this Agreement, upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Options, or in the event of any levy upon the Options by reason of any execution, attachment or similar process contrary to the provisions hereof, the Options shall immediately become null and void.

          6.   Termination of Employment.

                A.    Termination  by  Reason  of
Death   or   Disability.    If  a   Participant's
Termination   of   Employment   (as   hereinafter
defined) is by reason of death or Disability  (as
defined
in   the   Plan),  any  Options  held   by   such
Participant  may  be exercised ,  to  the  extent
exercisable at
the Participant's termination, by the Participant
(or the legal representative of the Participant's
estate)  at any time within a period of  one  (1)
year  from the date of such termination or  until
the
expiration  of  the stated terms of  the  Option,
whichever period is the shorter.  For purposes of
this
Agreement, "Termination of Employment" means  (1)
a termination of service for reasons other
than  a  military  or personal leave  of  absence
granted  by  the  Company or a  transfer  of  the
Participant
from  or  among the Company and its subsidiaries,
as defined under Section 424(f) of the Code; or
(2)  when a subsidiary, with respect to which  is
employing   a  Participant,  ceases   to   be   a
subsidiary,
as defined under Section 424(f) of the Code.

                B.   Termination for Cause.  Upon
the Termination of Employment
of  the  Participant for Cause, or if the Company
obtains or discovers information after
Termination  of Employment that such  Participant
had engaged in conduct that would have
justified  a Termination of Employment for  Cause
during employment, all outstanding Options
of    the   Participant  shall   immediately   be
canceled, provided, however, that the provisions of this
Section 6(B) shall cease to apply to any Options that are outstanding at the time of a Change of Control. For purposes of this Agreement, "Cause" means that the Committee shall have determined that any of the following events has occurred: (1) a material default or breach by the Participant in the performance of any of his oligations under his employment agreement with the
Company or (2) dishonesty, fraud or criminal conduct for which the Participant would not be entitled to indemnification under the present by-laws of the Company.


                C.    Other Termination.  If  the
Participant's Termination of
  Employment is for any reason other than  death,
Disability, or Cause, any Options held by the
Participant  may  be  exercised,  to  the  extent
exercisable at the Participant's termination,  by
the
Participant  at any time within  a  period  of  3
months from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter.

          7.   Termination.  Unless terminated as
provided below or
  otherwise pursuant to the Plan, each  Incentive
Stock Option shall expire on the tenth
anniversary  of  this Agreement,  and  each  Non-
Qualified Stock Option shall expire on the tenth anniversary of the day after the date of this Agreement. Any Options that were not exercisable by the Participant at the time of the Participant's Termination of Employment shall terminate and be null and void.

           8.    Rights  as  a Stockholder.   The
Participant shall have no
  rights as a stockholder with respect to any shares of Common Stock covered by the Options until the Participant shall have become the holder of record of the shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan.

           9.   Provisions of Plan Control.  This
Agreement is subject to
all  the terms, conditions and provisions of  the
Plan, including, without limitation, the
amendment provisions thereof, and to such  rules,
regulations and interpretations relating
to  the  Plan as may be adopted by the  Committee
and as may be in effect from time to
time.   Any capitalized term used but not defined
herein shall have the meaning ascribed
to  such  term in the Plan.  The annexed copy  of
the Plan is incorporated herein by
reference.  If  and  to  the  extent  that   this
Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

          10.  Withholding of Taxes.  The Company
shall have the right to
  require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any Federal, state or local taxes required by law to be withheld.

           The  Committee  may  permit  any  such
withholding obligation to be satisfied
 by reducing the number of shares of Common Stock
otherwise deliverable or by permitting
the Participant to deliver shares of Common stock
which the Participant owns (free and
clear  of  any liens and encumbrances).   If  the
Participant is required to file reports under
Section 16(a) of the Exchange Act with respect to
securitites of the Company the Participant
may  elect to have a sufficient number of  shares
of Common Stock withheld or to deliver
shares of Common Stock which the Participant owns
to fulfill such tax obligations
(hereinafter  a "Withholding Election")  only  if
the election complies with such conditions as
are  neceesary  to  prevent  the  withholding  or
transfer of such shares from being subject to
Section 16(b) of the Exchange Act.  To the extent
necessary under then current law, such
conditions  shall include the following  (x)  the
Withholding Election shall be subject to the
disapproval   of  the  Committee  and   (y)   the
Withholding Election is made (i) during the
period  beginning  on  the  third  business   day
following the date of release for publication of
the  quarterly  or annual summary  statements  of
sales and earnings of the Company and ending
on  the twelfth business day following such  date
or is made in advance but takes effect during
such  period, (ii) at least six (6) months  prior
to the date of exercise of the Option, or (iii)
during  any  other period in which a  Withholding
Election may be made under the provisions
of   Rule  16b-3  promulgated  pursuant  to   the
Exchange Act.  Any fraction of a share of Common
Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

          11.  Listing and Other Conditions.

           As  long as the Common Stock is listed
on a national securities exchange
or system sponsored by a national securities association, the issue of any shares of Common
Stock pursuant to an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

           If  at any time counsel to the Company
shall be of the opinion  that any
sale  or  delivery  of  shares  of  Common  Stock
pursuant to an Option is or may in the
circumstances  be  unlawful  or  result  in   the
imposition of excise taxes under the statutes,
rules    or   regulations   of   any   applicable
jurisdiction,   the   Company   shall   have   no
obligation
to  make  such sale or delivery, or to  make  any
application or to effect or to maintain any
qualification   or   registration    under    the
Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exericse any Option shall be suspended until, in the opinion of said counsel, such sale of delivery shall be lawful or will not result in the imposition of excise taxes.

           Upon  termination  of  any  period  of
suspension under this Section 11,
  any Option affected by such suspension which shall not then have expired or terminated shall re reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option. Notwithstanding anthing else to the contrary contained herein, no shares of Common Stock shall be delivered by the Company to the Participant pursuant to this Agreement until a Form S-8 registration statement (or any successor form) shall have become effective and shall be current with respect to the shares being sold and delivered hereunder.

             12.    Notices.    Any   notice   or
communication given hereunder shall
  be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the paty shall from time to time specify):


          If to the Company, to:

               Lone Star Industries, Inc.
               300 First Stamford Place
               P. O. Box 120014
               Stamford, CT  06912-0014
               Attn:  William Troutman

          If to the Participant, to:

                 the  address  indicated  on  the
signature page at the end of
 this Agreement.

            13.    No   Obligation  to   Continue
Employment.  This Agreement
does not guarantee that the Company or any of its subsidiaries will employ the Participant for any specific time period, nor does it modify in any respect the Company's or a subsidiary's right to terminate or modify the Participant's employment or compensation.


           IN  WITNESS WHEREOF, the parties  have
executed this Agreement on the
 date and year first above written.

                                   LONE      STAR
INDUSTRIES, INC.


By:__________________________
                                       Authorized
Officer

                                    John       J.
Martin_____________________________
                              John J. Martin
                              Address:
                              18 Azalea Terrace
                              Cos Cob, CT 06807